Exhibit 10.1
VOTING AGREEMENT
     THIS VOTING AGREEMENT (this “Agreement”) is made as of January 6, 2009 (the “Effective Date”), by and among Cumulus Media, Inc., a Delaware corporation (the “Company”) and the other persons and entity executing this Agreement.
RECITALS
     Since June 2, 2008, the Company has repurchased 2,967,949 shares of Company Common Stock in the open market and may repurchase additional shares in the future. The parties hereto wish to provide that (a) the enhanced voting power of the Dickey Stockholders resulting from the Company’s stock repurchases shall inure to the benefit of the Non-Dickey Stockholders and (b) transactions between the Company and the Dickey Stockholders shall be approved by (i) a majority of the disinterested directors and, if subject to stockholder vote, (ii) a majority of the votes that are then cast or entitled to be cast (as determined by the Independent Directors from time to time) with respect to the shares of Company Common Stock owned by the Non-Dickey Stockholders.
     NOW, THEREFORE, in consideration of the mutual promises and agreements hereinafter set forth, and for One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby promise and agree as follows:
ARTICLE 1
CERTAIN DEFINITIONS
     (a) “Affiliate” shall be defined as set forth in Rule 144 promulgated under the Securities Act of 1933, as amended.
     (b) “Aggregate Company Vote” at a particular time means the total number of votes that are then entitled to be cast with respect to all of the outstanding shares of Company Common Stock.
     (c) “Company Common Stock” means the Class A Common Stock, Class B Common Stock, and Class C Common Stock of the Company, each with a par value per share of $.01.
     (d) “Company Enhanced Voting Position” means the portion of the voting power of the Company Common Stock held by the Dickey Stockholders (expressed as a number of shares) resulting solely from the Company’s repurchases of shares of Common Stock beginning June 2, 2008 and continuing thereafter pursuant to Repurchase Programs and the corresponding reduction in the aggregate outstanding voting shares of the Company. The Company Enhanced Voting Position at a particular time is equal to (i) the Aggregate Company Vote multiplied by (ii) the difference between (A) the Current Dickey Stockholders Vote divided by the Aggregate Company Vote, and (B) the Current Dickey Stockholders Vote divided by the sum of the Aggregate Company Vote and the number of shares repurchased by the Company pursuant to Repurchase Programs beginning June 2,

2008. For the avoidance of doubt, the equation to calculate the Company Enhanced Voting Position is set forth on Exhibit A hereto.
     (e) “Current Dickey Stockholders Vote” at a particular time means the aggregate number of votes that are then entitled to be cast with respect to the shares of Company Common Stock owned by the Dickey Stockholders.
     (f) “Dickey Related Transaction” means any contract or transaction between the Company or any of its controlled Affiliates and (i) one or more of the Dickey Stockholders, or (ii) any other corporation, partnership, association or other organization in which one or more of the Dickey Stockholders has a financial interest.
     (g) “Dickey Stockholders” means Lewis W. Dickey, Sr., Lewis W. Dickey, Jr., John W. Dickey, David W. Dickey, Michael W. Dickey, DBBC, LLC, and any entity controlled by or under common control with any of the foregoing persons or entity.
     (h) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     (i) “Independent Director” means any member of the Board of Directors of the Company who is not at such time (i) a Dickey Stockholder, (ii) an Affiliate of a Dickey Stockholder, (iii) an officer of the Company, (iv) with respect to the particular matter, an interested director under Section 144 of the General Corporation Law of the State of Delaware, as amended, or any successor provision thereto, or (v) with respect to the particular matter, a person determined by the Board of Directors of the Company not to be independent.
     (j) “Non-Dickey Stockholders” means all stockholders of the Company other than the Dickey Stockholders.
     (k) “Repurchase Programs” means (i) the program for the Company to repurchase, from time to time, up to $75 million of its Class A Common Stock, as authorized by the Board of Directors of the Company on May 21, 2008, and (ii) any other stock repurchase programs approved by the Board of Directors of the Company in the future. Repurchase Programs do not include stock repurchases by the Company pursuant to stock incentive plans or agreements, employment agreements and similar repurchases. The Independent Directors shall determine whether any repurchase is pursuant to a Repurchase Program, and such determination shall be conclusive.
ARTICLE 2
AGREEMENT TO VOTE
     Section 2.1 Agreement to Vote; Irrevocable Proxy.
     (a) From and after the Effective Date and until the Termination Date, and except, as to Lewis W. Dickey, Jr., to the extent inconsistent with that certain Voting Agreement made as of June 30, 1998 among the Company, Lewis W. Dickey, Jr. and the other parties thereto (the “1998 Voting Agreement”), at any meeting of the Company’s stockholders, and at every adjournment or postponement thereof, however called, or in connection with a written consent of the Company’s stockholders, or in any other circumstances upon which a vote or other approval of the Company’s stockholders is sought with respect to any matter, each of the Dickey Stockholders shall vote, or cause to be voted, including by execution and delivery of a written consent if applicable, as to such matter a number of votes of Company Common Stock owned by such Dickey Stockholder equal to his or its pro rata portion of the Company Enhanced Voting Position as of the relevant time (the “Enhanced Vote Shares”) “for,” “against” and “abstain” in the same relative proportions as all Non-Dickey Stockholders vote, including by written consent if applicable, as to such matter. Each Dickey Stockholder’s pro rata portion of the Company Enhanced Voting Position shall be equal to such Dickey Stockholder’s pro rata portion of the Current Dickey Stockholders Vote.
     (b) To effect the foregoing, each Dickey Stockholder hereby appoints the Company’s General Counsel and the Company’s Chief Financial Officer, and each of them, with the power to appoint his substitute, and authorizes each of them to represent and vote or act by written consent with respect to the Enhanced Vote Shares at any times in the manner specified in Section 2.1(a). This proxy is given to secure the performance of each Dickey Stockholder under this Agreement. This proxy shall be irrevocable, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies and powers of attorney granted by each Dickey Stockholder. This proxy shall survive the dissolution, bankruptcy, death or incapacity of each Dickey Stockholder. This proxy shall be automatically revoked upon termination of this Agreement in accordance with its terms.
     (c) Each Dickey Stockholder will be present in person or by proxy at each meeting of the stockholders of the Company so that all shares of Company Common Stock owned by them are counted for purposes of determining the presence of a quorum at such meeting.
     (d) Notwithstanding the foregoing in this Section 2.1, if with respect to a matter, one of the Dickey Stockholders owns enough shares of Company Common Stock to vote, or cause to be voted, including by execution and delivery of a written consent if applicable, the entire amount of the Enhanced Vote Shares, he or it may do so, and if he or it does so, the other Dickey Stockholders and their shares of Company Common Stock will not be subject to Section 2.1(a) or Section 2.1(b) with respect to such matter.
     Section 2.2 Approval of Dickey Related Transactions. The Dickey Stockholders shall not enter into a Dickey Related Transaction unless it has been approved by the affirmative vote of a majority of the Independent Directors. In addition, if (a) a Dickey Related Transaction is required to be approved by the stockholders of the Company under its Amended and Restated Certificate of Incorporation or Bylaws, as amended from time to time, or applicable law, or (b) the Independent Directors, by majority vote of the Independent Directors, determine that a Dickey Related Transaction should be submitted for approval to the stockholders of the Company, the Dickey Stockholders shall not enter into such Dickey Related Transaction unless it has been approved by a majority of the votes that are then (i) cast or (ii) at the option of the Independent Directors for each Dickey Related Transaction, entitled to be cast, with respect to the shares of Company Common Stock owned by the Non-Dickey Stockholders.

     Section 2.3 No Conflicting Agreements. Each Dickey Stockholder shall not enter into any voting arrangement, whether by proxy, power of attorney, voting agreement or otherwise, that would conflict with or otherwise restrict such Dickey Stockholder’s ability to comply with this Agreement. Any action attempted to be taken in violation of the preceding sentence will be null and void.
ARTICLE 3
REPRESENTATIONS AND WARRANTIES
     Each Dickey Stockholder represents and warrants to the Company as follows:
     Section 3.1 Capacity and Authority. Such Dickey Stockholder has the requisite capacity and necessary authority to execute and deliver this Agreement and to perform his or its obligations hereunder. This Agreement has been validly executed and delivered by such Dickey Stockholder and constitutes his or its legal, valid and binding agreement enforceable against him or it in accordance with its terms.
     Section 3.2 No Conflict. Except, as to Lewis W. Dickey, Jr., for the 1998 Voting Agreement, such Dickey Stockholder has not granted any proxy or power of attorney that is inconsistent with this Agreement that is still effective or entered into any voting or other agreement with respect to Company Common Stock that would conflict with this Agreement or otherwise restrict such Dickey Stockholder’s ability to perform his or its obligations hereunder, and each Dickey Stockholder has the full power and authority to vote all of the Company Common Stock owned by him or it. Other than the filing by such Dickey Stockholder of any reports with the Securities and Exchange Commission required by Section 13(d) or 16(a) of the Exchange Act, neither the execution and delivery of this Agreement by such Dickey Stockholder nor compliance by such Dickey Stockholder with any of the provisions hereof (i) requires any governmental authorization, or any consent of, filing with or notification to, any other person, governmental agency or other entity, by such Dickey Stockholder, (ii) results in a violation or breach of, or constitutes (with or without notice or lapse of time or both) a default, or gives rise to any third party right of termination, cancellation, material modification or acceleration, under any organizational document or agreement to which such Dickey Stockholder is a party or by which such Dickey Stockholder or any of his or its properties or assets may be bound, (iii) violates any order or law applicable to such Dickey Stockholder or any of his or its properties or assets, or (iv) results in a lien or other encumbrance upon any of his or its properties or assets.
ARTICLE 4
TERMINATION
     Section 4.1 Termination. This Agreement shall terminate (the “Termination Date”) immediately upon the earliest to occur of:
     (a) the date the Company in accordance with the Exchange Act ceases to file periodic reports under the Exchange Act; and

     (b) the date that no Dickey Stockholder is an executive officer or director of the Company and in the aggregate the Dickey Stockholders do not own shares of Company Common Stock representing 20% or more of the Aggregate Company Vote; and
     (c) the tenth (10th) year anniversary of the Effective Date.
     Section 4.2 Effect of Termination. On the Termination Date, the parties’ rights and obligations under this Agreement shall automatically terminate and become void without further action by any party; provided, however, that the provisions of this Section 4.2, and Article 5 shall survive the termination of this Agreement, and provided, further that nothing in this Article 4 shall relieve any of the parties hereto from liability for the breach of any of his or its representations, warranties, covenants and agreements set forth in this Agreement occurring prior to the Termination Date.
ARTICLE 5
GENERAL
     Section 5.1 Non-Interference; Further Assurances. Each Dickey Stockholder shall not take any action that would make any representation or warranty of such Dickey Stockholder contained herein untrue or incorrect or have the effect of preventing, impeding, interfering with or adversely affecting the performance by such Dickey Stockholder of his or its obligations under this Agreement. Each party hereto shall execute and deliver such additional documents and take such further actions as necessary or reasonably requested by another party hereto to confirm and assure the rights and obligations set forth in this Agreement.
     Section 5.2 Binding Effect; Sale of Shares.
     (a) This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns, including, without limitation, in the case of each Dickey Stockholder, any trustee, executor, heir, legatee or personal representative succeeding to the ownership of or power to vote the shares of Company Common Stock owned by such Dickey Stockholder (including as a result of the death, disability or incapacity of such Dickey Stockholder). This Agreement may not be assigned by any party (whether by operation of law or otherwise) without the prior written consent of the other parties, not to be unreasonably withheld, conditioned or delayed.
     (b) Notwithstanding the foregoing, nothing in this Agreement shall restrict the right of any Dickey Stockholder to sell all or part of his Company Common Stock from time to time through a broker in one or more open market transactions, and any Company Common Stock so sold, and any purchaser thereof, thereafter shall no longer be subject to this Agreement. Any Dickey Stockholder who transfers shares of Company Common Stock other than by sale though a broker in an open market transaction shall, prior to and as a condition to such transfer, (i) notify the transferee of the existence and terms of this Agreement, and (ii) obtain the execution by such transferee of a counterpart of this Agreement and any amendments hereto, agreeing to be bound by the provisions hereof as a Dickey Stockholder hereunder.

     (c) Each certificate representing shares of Company Common Stock owned by each Dickey Stockholder shall bear a legend stating that the shares are subject to this Agreement.
     Section 5.3 Construction. The parties to this Agreement have jointly participated in its drafting, so rules of construction providing that ambiguities in an agreement will be construed against the party drafting such agreement are inapplicable.
     Section 5.4 Amendment. This Agreement may not be amended except by the express written agreement of the parties hereto.
     Section 5.5 Remedies. Each Dickey Stockholder acknowledges that it may not be possible to measure in monetary terms the damages which the Company would suffer by reason of a failure by any Dickey Stockholder to perform his or its obligations under this Agreement. Accordingly, should any dispute arise concerning any Dickey Stockholder’s proper performance of his or its obligations under this Agreement, the Company shall be entitled to obtain an injunction for specific performance or other appropriate equitable relief, requiring such Dickey Stockholder to act in accordance with the terms hereof. Any such equitable remedy shall be non-exclusive and may be in addition to any other remedy to which the Company may be entitled.
     Section 5.6 Notices. Any notice required or permitted to be given or made by any party to any other hereunder shall be in writing and shall be considered to be given and received in all respects when hand delivered, when delivered by prepaid express or courier delivery service, when sent by facsimile transmission actually received by the receiving equipment, or five (5) days after deposited in the United States mail, certified or registered mail, postage prepaid, in each case addressed to the parties at their respective addresses set forth opposite their signatures to this Agreement or to such changed address as any party shall designate by proper notice to the other parties.
     Section 5.7 Governing Law. This Agreement and the rights and remedies of the parties hereto shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of laws provisions thereof. In addition, each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the U.S. Federal District Court has exclusive jurisdiction over a particular matter, any federal court within the State of Delaware). Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for himself or itself and in respect of his or its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that he or it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts.
     Section 5.8 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but when taken together shall constitute but one and the same document.

     Section 5.9 Waiver. No waiver by any party hereto of any breach of any provision of this Agreement shall be deemed a waiver by such party of any subsequent breach.
     Section 5.10 Entire Agreement; Amendment. This Agreement contains the entire understanding among the parties hereto with respect to the matters set forth herein and all prior discussions, negotiations, agreements, correspondence and understandings among the parties (whether oral or written) relating to the terms of this Agreement are merged herein and superseded hereby. No provision of this Agreement may be amended or modified other than by a writing signed by the party against whom enforcement is sought.
     Section 5.11 Invalidity. If for any reason one or more of the provisions of this Agreement are deemed by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall be deemed to be valid and enforceable and shall be construed as if such invalid or unenforceable provision were omitted.
     Section 5.12 Headings. The headings used in this Agreement are for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.
[Signatures on following page]

     IN WITNESS WHEREOF, each party hereto has caused this Agreement to be signed as of the Effective Date.

THE COMPANY:

CUMULUS MEDIA, INC.
By:	/s/ Marty Gausvik
	Name:	Marty Gausvik
	Title:	CFO 3280 Peachtree Road, NW Suite 2300 Atlanta, GA 30305

DICKEY STOCKHOLDERS:

/s/ Lewis W. Dickey, Sr.
Lewis W. Dickey, Sr.
3280 Peachtree Road, NW Suite 2300 Atlanta, GA 30305

/s/ John W. Dickey
John W. Dickey
3280 Peachtree Road, NW Suite 2300 Atlanta, GA 30305

/s/ Michael W. Dickey
Michael W. Dickey
3280 Peachtree Road, NW Suite 2300 Atlanta, GA 30305

/s/ Lewis W. Dickey, Jr.
Lewis W. Dickey, Jr.
3280 Peachtree Road, NW Suite 2300 Atlanta, GA 30305

/s/ David W. Dickey
David W. Dickey
3280 Peachtree Road, NW Suite 2300 Atlanta, GA 30305

DBBC, LLC

By:	/s/ Lewis W. Dickey, Jr.
	Name:	Lewis W. Dickey, Jr.
	Title:	President 3280 Peachtree Road, NW Suite 2300 Atlanta, GA 30305

Exhibit A
Calculation of Company Enhanced Voting Position
     As set forth in Section 1(d), the Company Enhanced Voting Position is calculated as follows: